UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 28, 2023
ARRAY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39613	83-2747826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3901 Midway Place NE
Albuquerque, New Mexico 87109
(Address of Principal Executive Offices, and Zip Code)
(505) 881-7567
Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	ARRY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Results of Operations and Financial Condition.
On March 28, 2023 (the “Dismissal Date”), the audit committee (the “Audit Committee”) of the board of directors of Array Technologies, Inc. (the “Company”) approved the dismissal of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm effective immediately and informed BDO of such decision.
BDO’s audit report on the Company’s consolidated financial statements for the fiscal years ended December 31, 2021 and December 31, 2022 did not contain any adverse opinions or disclaimers of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2021 and December 31, 2022, and the subsequent interim period through March 28, 2023, there were no (i) “disagreements,” with BDO, as such term is described in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, and the related instructions thereto (“Regulation S-K”), on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements or reportable events, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements or reportable events in connection with its report on the Company’s consolidated financial statements for the fiscal years ended December 31, 2022 and 2021, or (ii) “reportable events,” as such term is described in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses disclosed in Item 9A of the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2021 and December 31, 2022, relating to the Company’s internal control over financial reporting. For the fiscal year ended December 31, 2022, these material weaknesses related to (1) the design of entity-level controls impacting the control environment, risk assessment and effective monitoring controls to prevent or detect material misstatements to the consolidated financial statements; (2) the design, implementation and execution of controls over the existence, accuracy, and cutoff of inventory; (3) the design, implementation and maintenance of effective controls over revenue recognized in accordance with Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”); (4) the design, implementation and maintenance of effective controls over the existence of accounts receivable; (5) the design, implementation and execution of controls over financial reporting, including the preparation of consolidated financial statements, the accounting for business combinations, and consolidation of subsidiaries; (6) the design, implementation and execution of control over foreign currency, including identifying and recording amounts in the proper functional currency and foreign currency translation; (7) the design, implementation and monitoring of general computer controls relating to Soluciones Técnicas Integrales Norland, S.L.U. and its subsidiaries (collectively, “STI”); and (8) the design and implementation of formal accounting policies, procedures and controls across substantially all of the STI’s business processes.
For the fiscal year ended December 31, 2021, these material weaknesses related to (1) the design of entity-level controls impacting the control environment and effective monitoring controls to prevent or detect material misstatements to the consolidated financial statements; (2) the design and implementation of controls over the existence, accuracy, and cutoff of inventory; (3) the design, implementation and maintenance of effective controls over revenue recognized for certain contracts relating to the proper application of ASC 606; and (4) the design, implementation and maintenance of effective controls over the existence of accounts receivable.
In accordance with Item 304(a)(3) of Regulation S-K, the Company provided BDO with a copy of the disclosure it is making in this Current Report on Form 8-K (this “Current Report”) and requested that BDO furnish a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether BDO agrees with the statements made in this Current Report. A copy of BDO’s letter addressed to the SEC, dated March 30, 2023, is filed as Exhibit 16.1 to this Current Report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed as part of this report:

Exhibit#	Description

16.1	Letter from BDO USA, LLP, dated March 30, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Array Technologies, Inc.

Date: March 30, 2023	By:	/s/ Tyson Hottinger
Name: Tyson Hottinger
Title: Chief Legal Officer